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                                                                    Exhibit 16G

Schedule or Computation of Performance Quotations
Sterling Partners' Small Cap Value Portfolio

1. Cumulative Total Return (January 2, 1997 - April 30, 1997)


     N
P(1+T) = ERV

Where:    P  = A hypothetical initial payment of $1,000
          T  = average annual total return
          N  = number of years
         ERV = ending redeemable value at end of the period

             Since Inception
               01/02/97
               --------

          P  =   $1,000
          T  =   4.700%
          N  =     0.326 years
         ERV =    $1,015